Exhibit (e)(21)

FIRST AMENDMENT TO
GUIDANCE SOFTWARE, INC.
SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT TO GUIDANCE SOFTWARE, INC. SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN (this “First Amendment”), made as of April 22, 2010,  is made and adopted by Guidance Software, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE  BE IT RESOLVED, that the Plan be amended as follows:

1.                                      The last sentence of Section 13(e)(ii) of the Plan is hereby amended and restated in its entirety as follows:

“Each Annual Restricted Stock award shall vest in full with respect to 100% of the Shares subject thereto upon the earlier to occur of (A) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (B) the date of the Company’s annual meeting of stockholders immediately following the Company’s annual meeting of stockholders at which such Annual Restricted Stock award was granted, in each case subject to the Independent Director’s continued status as a Service Provider through such date.”

2.                                      This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.                                      All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

I hereby certify that the foregoing First Amendment was duly adopted  by the Board of Directors of Guidance Software,  Inc. as of April 22, 2010.

Executed on this 22nd day of April, 2010.

/s/
Secretary